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                                                                      EX-99-23.a


                   JOHNSON MUTUAL FUNDS TRUST AMENDMENT NO. 2

                       AGREEMENT AND DECLARATION OF TRUST

1. Pursuant to section 4.1 of the Agreement and Declaration of Trust of Johnson Mutual Funds Trust and effective upon the execution of this document, the undersigned, being a majority of the trustees of Johnson Mutual funds Trust, hereby establish one new series of shares of the Trust and designate such series "Johnson Realty Fund," (the "Series"). The relative rights and preferences of the series shall be those rights and preferences set forth in Section 4.2 of the Agreement and Declaration of Trust of Johnson Mutual Funds Trust.

2. This document shall have the status of an Amendment to said Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                                   /s/
                                           ------------------
                                           Timothy E. Johnson


                                                  /s/
                                           -----------------
                                           Kenneth S. Shull


                                                  /s/
                                           -----------------
                                           Ronald H. McSwain


                                                 /s/
                                           -----------------
                                           John W. Craig


Date:  November 12, 1997